Exhibit 99.1

For Immediate Release

Spectranetics Announces Debt Financing

COLORADO SPRINGS, Colo., December 7, 2015  — The Spectranetics Corporation (NASDAQ: SPNC ) announced today that it has completed the refinancing of its outstanding debt and closed on a new $110 million senior secured credit facility led by Midcap Financial and Silicon Valley Bank.  The new facility consists of a $60 million term loan and a $50 million revolving line of credit.  In addition to increasing the overall size of Spectranetics’ borrowing availability, the new facility is structured to provide ample liquidity through the U.S. launch of its StellarexTM drug-coated balloon and beyond. The facility replaces the Company’s previous credit facility with Wells Fargo Bank.

“This financing strengthens our cash position and secures the availability of capital resources through the U.S. Stellarex launch and beyond and allows us to make the necessary investments to capitalize on our attractive pipeline,” said Stacy McMahan, Chief Financial Officer of Spectranetics. “We are pleased to partner with MidCap Financial and Silicon Valley Bank and thank them for their confidence in our business.”

The term loan has a term of 60 months with interest-only payments during the first 24 months, with an option to extend an additional 12 months upon achievement of certain targets. The interest rate on the term loan is based on Libor plus 7.5%. Borrowings under the revolving line of credit bear interest at Libor plus 4.45%. The facility requires the Company to maintain cash or cash equivalents of at least $10 million and achieve certain minimum net revenue thresholds.

Additional details regarding this financing are available in the Company’s Current Report on Form 8-K filed today with the Securities and Exchange Commission.

About Spectranetics

Spectranetics develops, manufactures, markets and distributes medical devices used in minimally invasive procedures within the cardiovascular system. The Company’s products are sold in over 65 countries and are used to treat arterial blockages in the heart and legs and in the removal of pacemaker and defibrillator leads.

The Company’s Vascular Intervention (VI) products include a range of laser catheters for ablation of blockages in arteries above and below the knee, the AngioSculpt® scoring balloon used in both peripheral and coronary procedures and Stellarex™ drug-coated balloon peripheral angioplasty platform, which received European CE mark approval in December 2014. The Company also markets support catheters to facilitate crossing of peripheral and coronary arterial blockages, and retrograde access and guidewire retrieval devices used in the treatment of peripheral arterial blockages, including chronic total occlusions. The Company markets aspiration and cardiac laser catheters to treat blockages in the heart.

The Lead Management (LM) product line includes excimer laser sheaths, dilator sheaths, mechanical sheaths and accessories for the removal of pacemaker and defibrillator cardiac leads.

For more information, visit www.spectranetics.com.

About MidCap Financial:

MidCap Financial is a middle market-focused, specialty finance firm that provides senior debt solutions to businesses across all industries. The firm’s years of experience, strong balance sheet, and flexibility make it a lender of choice for companies across all stages of growth and complexity.  MidCap Financial refers to MidCap FinCo Limited, a private limited company domiciled in Ireland, and its subsidiaries.  MidCap Financial is managed by Apollo Capital Management, L.P., a subsidiary of Apollo Global Management, LLC (NYSE: APO).  Apollo Global Management is one of the world’s leading alternative investment managers with approximately $163 billion of assets under management (as of March 31, 2015), providing market leading industry expertise, market reach, and financing synergies.  Additional information about MidCap Financial can be found at: www.midcapfinancial.com.

About Silicon Valley Bank:

For more than 30 years, Silicon Valley Bank (SVB) has helped innovative companies and their investors move bold ideas forward, fast. SVB provides targeted financial services and expertise through its offices in innovation centers around the world. With commercial, international and private banking services, SVB helps address the unique needs of innovators. Forbes named SVB one of America’s best banks (2015) and one of America’s best-managed companies (2014). Learn more at svb.com.

Silicon Valley Bank is the California bank subsidiary and commercial banking operation of SVB Financial Group (Nasdaq: SIVB), and a member of the FDIC. Silicon Valley Bank and SVB Financial Group are members of the Federal Reserve System.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. You can identify these statements because they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “will,” “estimate,” “expect,” “look forward,” “strive,” “project,” “intend,” “should,” “plan,” “believe,” “hope,” “enable,” “allow,” “potential,” and other words and terms of similar meaning in connection with any discussion of, among other things, future operating or financial performance, capital resources, strategic initiatives and business strategies, clinical trials, regulatory or competitive environments, our intellectual property and product development. These forward-looking statements include, but are not limited to, statements regarding our competitive position, product development and commercialization schedule, expectation of continued growth and the reasons for that growth, growth rates, strength, integration and product launches, capital resources and cash availability, and 2015 outlook including projected revenue and expenses, net loss and gross margin. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements and to note they speak only as of the date of this release. These risks and uncertainties may include financial results differing from guidance, inability to successfully integrate AngioScore and Stellarex into our business, market acceptance of excimer laser atherectomy technology and our vascular intervention and lead removal products, lack of cash necessary to satisfy our cash obligations under our outstanding 2.625% Convertible Senior Notes due 2034, our debt adversely affecting our financial health and preventing us from fulfilling our debt service and other obligations, increasing price and product competition, increased pressure on expense levels resulting from expanded sales, marketing, product development and clinical activities, uncertain success of our strategic direction, dependence on new product development, loss of key personnel, uncertain success of or delays in our clinical trials, adverse results in any ongoing legal proceeding, or any legal proceeding in which we may become involved, adverse impact to our business of the health care reform and related legislation or regulations, including changes in reimbursements, continued or worsening adverse conditions in the general domestic and global economic markets and continued volatility and disruption of the credit markets, which affects the ability of hospitals and other health care systems to obtain credit and may impede our access to capital, intellectual property claims of third parties, availability of inventory from suppliers, adverse outcome of FDA inspections, the receipt of FDA approval to market new products or applications and the timeliness of any approvals, market acceptance of new products or applications, product defects, ability to manufacture sufficient volumes to fulfill customer demand, availability of vendor-sourced components at reasonable prices, unexpected delays or costs associated with any planned improvements to our manufacturing processes, and share price volatility due to the initiation or cessation of coverage, or changes in ratings, by securities analysts. For a further list and description of such risks and uncertainties that could cause our actual results, performance or achievements to materially differ from any anticipated results, performance or achievements, please see our previously filed SEC reports, including those risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the three months ended September 30, 2015. We disclaim any intention or obligation to update or revise any financial or other projections or other forward-looking statements, whether because of new information, future events or otherwise.

Investor Relations Contacts

Guy Childs

investor.relations@spnc.com

(719) 447-2415

Lynn Pieper

investor.relations@spnc.com

(415) 202-5678